                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

          HAWAIIAN NATURAL WATER COMPANY, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                      HAWAIIAN NATURAL WATER COMPANY, INC.
                              98-746 KUAHAO PLACE
                            PEARL CITY, HAWAII 96782

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 13, 2000

                            ------------------------

To the Stockholders of Hawaiian Natural Water Company, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation (the "Company"), will be held on Tuesday, June 13, 2000, at 10:00 a.m., local time, at the Honolulu Club, 932 Ward Avenue, Honolulu, Hawaii 96814 for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 28, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Brian Barbata
                                          SECRETARY

Pearl City, Hawaii
May 19, 2000

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOP (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                      HAWAIIAN NATURAL WATER COMPANY, INC.
                              98-746 KUAHAO PLACE
                            PEARL CITY, HAWAII 96782

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 2000
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Hawaiian Natural Water Company, Inc., a Hawaii corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 13, 2000 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Honolulu Club, 932 Ward Avenue, Honolulu, Hawaii 96814. This proxy statement and accompanying proxy will first be mailed to stockholders entitled to vote at the Annual Meeting on or about May 23, 2000.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by the Company or its agents. No directors, officers or other regular employees will be paid any additional compensation for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on April 28, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 28, 2000, the Company had outstanding and entitled to vote 6,729,727 shares of Common Stock, the only outstanding class of securities entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote on all matters to be voted on at the Annual Meeting, except that stockholders will be entitled to cumulate their votes in the election of directors as further described below.

CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

    Pursuant to applicable provisions of Hawaii law, stockholders are entitled to cumulate their votes in the election of directors. In cumulative voting, stockholders are entitled to cast a total number of votes in the election of directors equal to the number of directors to be elected, multiplied by the number of shares held. Stockholders may cast all such votes for one candidate or may distribute such votes among the candidates in such proportion as they see fit.

    In order to exercise the right to cumulative voting, stockholders must deliver a written request therefor to any officer of the Company at least forty-eight (48) hours prior to the time of the Annual Meeting. In the event that any stockholder delivers such notice, all other stockholders will be entitled to cumulate their votes in the election of directors. The named proxies do not intend to give notice of an intent to cumulate votes in the election of directors, but they may elect to do so in the event of a contested election or any other unexpected circumstances. Discretionary authority to cumulate votes is being solicited hereby, including the authority to cumulate votes for such nominees as the named proxies see fit.

QUORUM

    A quorum must be present for any action to be taken on a voting matter at the Annual Meeting. The presence in person or by proxy of persons holding a majority of the shares of Common Stock outstanding and entitled to vote constitutes a quorum. Except in the election of directors, the affirmative vote of the majority of the shares present in person or by proxy will be required for the approval of all matters presented at the Annual Meeting. Directors will be elected by plurality vote. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when brokers or other nominees are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted for purposes of determining the presence of a quorum, but will not be counted for the purpose of determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 98-746 Kuahao Place, Pearl City, Hawaii 96782, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than January 19, 2001 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    The Company's Articles of Incorporation authorize a Board of Directors consisting of not less than four (4) members, the exact number to be determined in accordance with the By-Laws. The number of directors is currently fixed at five (5). Accordingly, five (5) directors will be elected at the Annual Meeting. Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

    It is the intention of each of the persons named in the accompanying proxy to vote the shares represented thereby in favor of the five (5) nominees listed below, unless contrary instructions are given. If cumulative voting is in effect at the Annual Meeting, the named proxies will cumulate votes for one or more of the nominees listed below in their discretion. All of the nominees listed below are currently directors of the Company. The Board of Directors has no reason to believe that any of the nominees listed below will be unable or will decline to serve. If, however, any nominee is unable or declines to serve, the persons named in the accompanying proxy reserve the right to vote the shares represented thereby in favor of the election of another person or persons nominated by the Board of Directors in his stead or, if no other person is so nominated, in favor of the remaining nominees.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.

NOMINEES

    Set forth below is certain information, as of May 12, 2000, concerning the nominees for election as directors at the Annual Meeting:

NAME OF NOMINEE                               AGE                 POSITION WITH THE COMPANY                 DIRECTOR SINCE
---------------                             --------      ------------------------------------------      ------------------
Marcus Bender.............................     51         President, Chief Executive                      September 1994
                                                          Officer and Director
Brian Barbata.............................     54         Secretary and Director                          September 1994
Michael Chagami...........................     47         Director                                        August 1996
Daniel Gabriel............................     38         Director, President of                          March 2000
                                                          Aloha Water Company, Inc.
Wilhelm Kuhlmann..........................     58         Director                                        May 2000

    Mr. Bender has been President, Chief Executive Officer and a director of the Company since its formation in September 1994. He has also been President of Hawaii Brewery Development Co., Inc. ("HBDC"), a principal stockholder of the Company, since its formation in 1986, and President and sole owner of Bender Consulting, Inc. ("BCI"), since its formation in March 1990. BCI provides consulting services with respect to the import and export of beverage dispensing equipment. Mr. Bender has been involved in the beverage industry in Hawaii since 1981, when he founded South Pacific Beverages, Ltd. for the purpose of importing and distributing Hinano Beer from Tahiti. See "Security Ownership of Certain Beneficial Owners and Management" below.

    Mr. Barbata has been Secretary and a director of the Company since its formation in September 1994. He has also been Vice President of HBDC since its formation in 1986. Mr. Barbata is President and a founding stockholder of Inter Island Petroleum, Inc., a Hawaii petroleum distributor. Prior to founding Inter Island Petroleum in 1988, he served in various management capacities for eight years with Pacific Resources, Inc., a major oil refining and distributing company in Hawaii. Mr. Barbata is also a director of other privately held companies based in Hawaii. See "Security Ownership of Certain Beneficial Owners and Management" below.

    Mr. Chagami has been a director of the Company since August 1996. He has been Treasurer of HSC, Inc., a holding company with interests in automobile dealerships, shopping centers and financial services in Hawaii, for more than five years. HSC, Inc. is a principal stockholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management" below.

    Mr. Gabriel has been a director of the Company since March 2000. From January 1994 until becoming a director, he was President, founder and majority stockholder of Aloha Water Company, Inc. ("Aloha"), a home and office water delivery business on Oahu. For approximately ten years prior to founding Aloha, he was President and sole stockholder of DG Labor Service, Inc., a company specializing in the installation and service of point of use water conditioning equipment. In March 2000, the Company acquired Aloha in a merger transaction, as a result of which Aloha became a wholly owned subsidiary of the Company. Upon completion of the acquisition, Aloha entered into an employment agreement with Mr. Gabriel, pursuant to which he has been employed as President of Aloha for a one year term. The Company has agreed to nominate Mr. Gabriel (at his request) for election to the Board of Directors for at least three years. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Transactions" below.

    Mr. Kuhlmann has been Managing Director and majority shareholder of Collectibles Trading plc, a dealer in collectible stock and bond certificates, since 1990. Since 1999, he has also been financial advisor to Bond Exam & Deposit Corp., Ltd., a Bahamian corporation specializing in the authentication of foreign bond certificates. He is a director of NatureSecrets.com AG, a Swiss distributor of health food supplements formed in January 2000. Since September 1999, Mr. Kuhlmann, directly or through associates or affiliated entities, has invested approximately $1.15 million in equity securities of the Company. In connection with such investment, the Company has agreed to nominate Mr. Kuhlmann (at his request) for election to the Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Transactions" below.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors maintains an Audit Committee composed of at least two (2) non-employee directors, currently Messrs. Barbata and Chagami. The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the selection of independent accountants; and receives and considers the accountants' comments with respect to the adequacy of internal controls and staff and management performance and procedures in connection with financial reporting.

    During the fiscal year ended December 31, 1999, the Board of Directors held six (6) meetings, and the Audit Committee held (3) meetings. Each incumbent director attended at least 75% of the aggregate of all Board meetings and meetings of committees of the Board on which he served.

                                   MANAGEMENT

    Set forth below is certain information, as of May 12, 2000, concerning the current executive officers of the Company. All officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors or executive officers.

NAME OF OFFICER                                  AGE                 POSITION WITH THE COMPANY
---------------                                --------      -----------------------------------------
Marcus Bender............................         51         President and Chief Executive Officer
Brian Barbata............................         54         Secretary
Willard D. Irwin.........................         56         Treasurer and Chief Financial Officer
Raymond M. Riss..........................         56         Executive Vice President--Sales and
                                                              Marketing
Tate Robinson............................         52         Vice President--Administration
Daniel Gabriel...........................         38         President--Aloha Water Company, Inc.

    Mr. Bender has been President and Chief Executive Officer of the Company since its formation in September 1994. See "Election of Directors--Nominees" above.

    Mr. Barbata has been Secretary of the Company since its formation in September 1994. See "Election of Directors--Nominees" above.

    Mr. Irwin has been Treasurer and Chief Financial Officer of the Company since June 1999. From December 1997 until June 1999, he served as Controller of the Company. From January 1995 until joining the Company, he served as Chief Financial Officer of Hawaiian Communications, Inc., a telecommunications company in Hawaii. From September 1992 until September 1995, he served as Controller of Voyager Submarine, Inc., a tourism company in Hawaii. Prior thereto, he served as the president and majority stockholder of several entrepreneurial ventures in Hawaii and Asia. From 1970 to 1977, he was associated with Price Waterhouse Coopers as an audit manager. Mr. Irwin received his MBA degree from California State University; he is a certified public accountant.

    Mr. Riss has been Executive Vice President--Sales and Marketing of the Company since February 1998. From July 1996 until his election as an officer of the Company, Mr. Riss served as a marketing consultant to the Company. From April 1993 through April 1996, he served as Executive Vice President--Marketing and Sales of Mauna Loa Macadamia Nut Co., Honolulu, Hawaii. Prior thereto, he served in various management positions with Borden, Inc., Columbus, Ohio, for fourteen years. Prior to joining Borden, Inc., he served as a Group Marketing Manager for E & J Gallo Winery.

    Mr. Robinson has been Vice President--Administration of the Company since its formation in September 1994. Mr. Robinson has been instrumental in the design and retrofitting of the Company's bottling facility and currently serves as plant manager for the Company's bottling facilities on the Big Island. Prior to joining the Company, Mr. Robinson was Vice President--Operations of HBDC and Vice President--Operations of Hawaiian Water Partners, an inactive partnership formed for the purpose of distributing sparkling natural water in Hawaii.

    Mr. Gabriel has been President of the Company's Aloha Water Company, Inc. subsidiary since March 2000. See "Election of Directors--Nominees" above.

                             EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth certain information with respect to the compensation paid or accrued by the Company to its Chief Executive Officer for services rendered to the Company during the fiscal years ended December 31, 1999, 1998 and 1997, respectively. No other executive officer received compensation in excess of $100,000 in any such year.

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                        ANNUAL COMPENSATION                ------------
                                           ---------------------------------------------    SECURITIES
                                                                            OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR      SALARY     BONUS     COMPENSATION     OPTIONS
---------------------------                --------   --------   --------   ------------   ------------
Marcus Bender............................    1999     $150,000   $100,000      $24,626(2)           --(5)
President and                                1998     $150,000       --(1)     $35,002(3)           --(5)
Chief Executive Officer                      1997     $150,000       --(1)     $14,777(4)           --(5)

------------------------

(1) Pursuant to his employment agreement with the Company entered into in October 1996, Mr. Bender is entitled to receive an annual bonus of up to $100,000 in the event that the Company meets certain performance goals to be established by the Board of Directors. A $100,000 bonus was awarded to Mr. Bender for 1999; no bonus was awarded to Mr. Bender for 1998 or 1997. See "Employment Agreement" below.

(2) Includes $9,138 in vacation pay, $8,450 in allowance for automobile expenses and insurance and $7,038 in medical insurance coverage for Mr. Bender and his family.

(3) Includes $19,897 in vacation pay, $8,450 in allowance for automobile expenses and insurance and $6,655 in medical insurance coverage for Mr. Bender and his family.

(4) Includes $8,450 in allowance for automobile expenses and insurance and $6,327 in medical insurance coverage for Mr. Bender and his family.

(5) In October 1996, Mr. Bender was granted options to purchase an aggregate of 150,000 shares of Common Stock of the Company, subject to vesting over a three year period. As of December 31, 1999, all of such options were vested. Such options are exercisable at any time prior to October 10, 2001, in cash or by means of "cashless exercise." The original exercise price of the options on the date of grant was $4.00 per share (subject to adjustment in the event of stock splits, stock dividends and the like). In February 2000, the Company reduced the exercise price of the options to $2.00 per share. All other terms and conditions of the options remained unchanged. None of these options have been exercised.

    FISCAL YEAR-END OPTION VALUES. The following table sets forth information with respect to options to purchase Common Stock of the Company held by the Company's Chief Executive Officer at December 31, 1999. No options were granted by the Company to, or were exercised by, the Chief Executive Officer during 1999.

                                                    NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                       OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                                                      DECEMBER 31, 1999           AT DECEMBER 31, 1999
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Marcus Bender..................................    150,000          -0-                --(1)          --(1)
President and Chief Executive Officer

------------------------

(1) Options are "in-the-money" if the fair market value per share of Common Stock exceeds the exercise price per share of such options. At December 31, 1999, all of the options held by Mr. Bender were exercisable at an exercise price of $4.00 per share (subject to adjustment in the event of stock splits, stock dividends and the like). None of such options were in-the-money at December 31, 1999. In February 2000, the Company reduced the exercise price of the options to $2.00 per share.

    EMPLOYMENT AGREEMENTS. Effective as of October 10, 1996, the Company entered into an employment agreement with Marcus Bender, pursuant to which Mr. Bender is employed as the Company's President and Chief Executive Officer for a five year term. Pursuant to this employment agreement, Mr. Bender is entitled to receive salary at an initial annual rate of $150,000, plus up to $100,000 in annual bonus compensation in the event that the Company meets certain performance goals to be established by the Board of Directors. The Company has also granted
Mr. Bender options to purchase an aggregate of 150,000 shares of Common Stock at a current exercise price of $2.00 per share (subject to adjustment). Mr. Bender has agreed to devote his full working time and best efforts to the performance of his duties on behalf of the Company. Mr. Bender has agreed not to compete with the Company in the sale of natural water for a period of two years following any termination of his employment agreement.

    Effective as of March 20, 2000, Aloha Water Company, Inc., a wholly-owned subsidiary of the Company, entered into an employment agreement with Daniel Gabriel, pursuant to which Mr. Gabriel is employed as Aloha's President for a one year term. Pursuant to this employment agreement, Mr. Gabriel is entitled to receive salary at an annual rate of $125,000, plus bonus compensation in the discretion of Aloha's Board of Directors.

    COMPENSATION OF DIRECTORS. Pursuant to a policy adopted by the Board of Directors in August 1998, non-employee directors are entitled to be compensated for service on the Board through the grant of options to purchase 300 shares of Common Stock for each Board meeting attended. Such options are fully vested on the date of grant and are exercisable for five years, currently at an exercise price of $2.00 per share. Employees of the Company who are also directors do not receive options as compensation for such service. All directors are entitled to be reimbursed by the Company for their expenses in connection with attendance at Board or committee meetings.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and officers and persons who own more than 10% of the Company's Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon its review of such forms, the Company believes that Dennis Harris, a director of the Company since July 1999, did not file his initial report of beneficial ownership on Form 3. The Company also believes that Tate Robinson did not file a Form 4 with respect to the grant of certain employee stock options in 1999 and that Marcus Bender filed a Form 4 late with respect to each of two investments in a private offering of the Company, one in 1999 and the other in 2000.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock, as of May 12, 2000, by (i) each stockholder who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, the only class of the Company's outstanding voting securities, (ii) each director and executive officer of the Company who owns any shares of Common Stock, and (iii) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                AMOUNT AND NATURE OF        PERCENT
NAME AND ADDRESS(1)                                           BENEFICIAL OWNERSHIP(2)      OF CLASS
-------------------                                           ------------------------   -------------
Wilhelm Kuhlmann............................................         2,431,332               30.1
  Spetzgarter Weg 1                                           (Direct and Indirect)(3)
  88662 Uberlingen
  Germany
Amro International, S.A.(4).................................          357,520                 5.0
  c/o Ultra Finanz                                                    (Direct)
  26 Grossmunster Platz
    Zurich CH8022, Switzerland
Hawaii Brewery Development Co., Inc.(5).....................          729,264                10.8
                                                                      (Direct)
HSC, Inc.(6)................................................          424,056                 6.3
  345 Kekuanoa Street                                                 (Direct)
  Hilo, HI 96721
Richard Henderson(6)........................................          424,056                 6.3
  c/o HSC, Inc.                                                      (Indirect)
  345 Kekuanoa Street
  Hilo, HI 96721
Marcus Bender...............................................         1,412,597               19.6
                                                              (Direct and Indirect)(7)
Brian Barbata...............................................          732,264                10.9
                                                              (Direct and Indirect)(8)
Michael Chagami.............................................          427,056                 6.3
                                                              (Direct and Indirect)(9)
Daniel Gabriel..............................................          532,500                 7.9
                                                                    (Direct)(10)
Raymond M. Riss.............................................           57,500                 < 1
                                                                    (Direct)(11)
Tate Robinson...............................................           30,000                 < 1
                                                                    (Direct)(12)
Willard D. Irwin............................................           20,000                 < 1
                                                                    (Direct)(13)
All directors and executive officers as a group (8                                           56.7
  persons)..................................................       4,913,985(14)

--------------------------
 (1) Except as otherwise indicated, the address of each stockholder listed above is c/o Hawaiian Natural Water Company, Inc., 98-746 Kuahao Place, Pearl City, Hawaii 96814.

 (2) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

 (3) Includes 550,000 shares and currently exercisable warrants to purchase 700,000 shares owned by Mr. Kuhlmann directly; 43,000 shares and currently exercisable warrants to purchase 58,333 shares owned by Collectibles Trading plc; 320,000 shares and currently exercisable warrants to purchase 413,333 shares owned by Bond Exam & Deposit Corp., Ltd; and 180,000 shares and currently exercisable warrants to purchase

     166,666 shares owned by Coltrade (Manx) Ltd. Mr. Kuhlmann has investment and voting power over the shares and warrants held by Collectibles Trading plc, Bond Exam & Deposit Corp., Ltd. and Coltrade (Manx) and therefore may be deemed the beneficial owner of such securities.

 (4) Amro International, S.A. ("Amro") is an investment account managed by Ultra Finanz, a Swiss investment management company. The sole authorized signatories at Ultra Finanz responsible for the Amro account are H.U. Bachofen and Michael Klee. Ultra Finanz and Messrs. Bachofen and Klee may be deemed to be the beneficial owners of the shares held by Amro. As of May 12, 2000, Amro was the owner of 169 shares of the Company's Series A Convertible Preferred Stock. Such shares are convertible at a discount to the market price (as defined) of the Common Stock at the time of conversion. As of May 12, 2000, such shares would have been convertible into an aggregate of 357,520 shares of Common Stock based upon the conversion price in effect on such date. Amro has agreed not to convert any of such shares prior to July 1, 2000.

 (5) Hawaii Brewery Development Co., Inc. ("HBDC") is owned 50% by Marcus Bender and 50% by Brian Barbata. Each of Messrs. Bender and Barbata may be deemed the beneficial owner of the shares held by HBDC.

 (6) HSC, Inc. ("HSC") is majority owned by Richard Henderson. Mr. Henderson may be deemed the beneficial owner of the shares held by HSC. Other than through HSC, Mr. Henderson does not own any Common Stock of the Company.

 (7) Includes (i) 729,264 shares held indirectly through HBDC and (ii) 200,000 shares, currently exercisable warrants to purchase 333,333 shares and currently exercisable options to purchase 150,000 shares of Common Stock held directly by Mr. Bender.

 (8) Includes (i) 729,264 shares held indirectly through HBDC and
     (ii) currently exercisable options to purchase 3,000 shares of Common Stock held directly by Mr. Barbata.

 (9) As a director of HSC, Mr. Chagami shares the power to vote and dispose of the shares of Common Stock of the Company held by HSC. Therefore, he may be deemed the beneficial owner of these shares. Mr. Chagami disclaims beneficial ownership of any shares of Common Stock of the Company held by HSC. Also includes currently exercisable options to purchase 3,000 shares of Common Stock held directly by Mr. Chagami.

(10) Includes 150,000 shares of Common Stock held directly by Mr. Gabriel's wife, Patricia Gabriel.

(11) Mr. Riss holds currently exercisable options to purchase 57,500 shares.

(12) Mr. Robinson holds currently exercisable options to purchase 30,000 shares.

(13) Mr. Irwin holds currently exercisable options to purchase 20,000 shares.

(14) Includes currently exercisable options or warrants to purchase an aggregate of 1,935,165 shares held by five executive officers and three non-employee directors of the Company.

                              CERTAIN TRANSACTIONS

    The Company's bottling facility and surrounding property, including the water source and pumping equipment, are leased from Hawaii Brewery Development Co., Inc. ("HBDC") pursuant to a long-term lease agreement (the "Lease"). HBDC is jointly owned by Marcus Bender and Brian Barbata. The Lease provides for an initial term of fifty (50) years commencing October 1, 1994, which may be extended by the Company for an additional fifty (50) years. The Lease requires the Company to pay rent to HBDC on a monthly basis at a rate equal to the greater of (i) a certain base rent, or (ii) 2% of the Company's net revenues (as defined). The Company paid HBDC an aggregate of $63,588 and $60,000 in rent pursuant to the Lease in 1999 and 1998, respectively. The Company made leasehold improvements to the leased property in an aggregate amount of approximately $91,180 and $66,000 in 1999 and 1998, respectively. In 1998, the Company also purchased from HBDC two stainless steel storage tanks for use in the Company's bottling facility for an aggregate of $9,000.

    On March 20, 2000, the Company completed the acquisition of Aloha Water Company, Inc. ("Aloha"), a distributor of purified water to the home and office and point of use market on Oahu. Daniel Gabriel was a founder and majority stockholder of Aloha. The acquisition was effected by means of a merger of Aloha with and into a wholly owned subsidiary of the Company (the "Subsidiary") formed for the purpose. The Subsidiary was the surviving corporation in such merger, with its name changed to "Aloha Water Company, Inc." Upon completion of the merger, Aloha entered into an employment agreement with Mr. Gabriel pursuant to which he was employed as Aloha's President for a one year term. See "Executive Compensation--Employment Agreements" above. The Company also agreed to nominate Mr. Gabriel (at his request) for election to the Board of Directors for at least three years. The consideration for Aloha consisted of an aggregate of
(i) 750,000 shares of Common Stock of the Company and a promissory note of the Company (the "Note") in the original principal amount of $500,000, secured by a first priority security interest in all of the capital stock of the Subsidiary. As their pro rata portion of the merger consideration, Mr. Gabriel received 382,500 shares of Common Stock and a 51% interest in the Note, and his wife, Patricia Gabriel, received 150,000 shares of Common Stock and a 20% interest in the Note.

    In September 1999, Wilhelm Kuhlmann and certain affiliated entities (collectively, the "Kuhlmann Group") purchased an aggregate of 675,000 Units from the Company in a private offering (the "Units Offering"), at a purchase price of $1.00 per Unit. This price was determined by arms' length negotiation between the Company and Mr. Kuhlmann. Each Unit consists of (i) one share of Common Stock, (ii) a five year warrant to purchase one share of Common Stock at $1.00 per share, and (iii) a five year warrant to purchase 2/3 of one share of Common Stock at $1.50 per share. In December 1999, the Kuhlmann Group purchased an additional 200,000 Units for an aggregate of $200,000. In connection with this investment, the Company agreed to nominate Mr. Kuhlmann (at his request) for election to the Board of Directors.

    In September 1999, Marcus Bender purchased 100,000 Units in the Units Offering for $100,000. Mr. Bender was also granted an option, exercisable through January 2000, to purchase an additional 100,000 Units for $100,000. He exercised this option in full in January 2000.

    In September 1999, the Company repurchased 250 shares of Series A Convertible Preferred Stock from Amro International, S.A. ("Amro") for $250,000 and was granted a 30-day option to purchase the balance of the outstanding shares at a variable discount to their liquidation preference amount. In October 1999, the Company exercised this option with respect to an aggregate of 625 shares for an aggregate redemption price of $508,750. In November 1999, the Company repurchased an additional 50 shares for $50,000. In connection with these repurchases, Amro agreed not to convert any shares of Series A Convertible Preferred Stock until January 31, 2000 (which date has since been extended to July 1, 2000).

    In December 1995, the Company entered into a Blow Molding Agreement with Bottles Packaging, Inc. ("BPI"), a California bottle manufacturer, pursuant to which BPI agreed to manufacture bottles for the Company using equipment owned by BPI but installed at the Company's bottling facility. The Company's bottle purchases pursuant to the Blow Molding Agreement aggregated approximately $400,000 in 1997. In September 1997, the Company purchased the bottling equipment subject to the Blow Molding Agreement from BPI. The purchase agreement provides for a purchase price of $1,200,000, of which $375,000 was paid in cash on or before the closing and the balance of which was payable in installments over five years. The Company paid BPI an aggregate of $123,750 and $165,000 in installment payments in 1999 and 1998, respectively. Nathan Keller, the chief financial officer of BPI, was a director of the Company from July 1996 until March 1998.

    Management believes that each of the transactions described above was effected on terms no less favorable to the Company than would have been available from unaffiliated third parties.

                                  PROPOSAL II
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. Arthur Andersen LLP has audited the Company's financial statements since September 1994. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification in order to obtain the views of stockholders regarding such selection. If the stockholders fail to ratify the selection of Arthur Andersen LLP, the Board will reconsider its selection. Even if this selection is ratified, the Board, in its discretion, may direct the appointment of different independent accountants at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may be brought before the Annual Meeting. However, if any such other matters are properly presented for action at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                      HAWAIIAN NATURAL WATER COMPANY, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Marcus Bender and Brian Barbata, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hawaiian Natural Water Company, Inc. (the "Company") to be held Tuesday, June 13, 2000, at 10:00 a.m. at the Honolulu Club, 932 Ward Avenue, Honolulu, Hawaii, and at any and all adjournments or postponements thereof. The undersigned hereby revokes any proxies previously given.

    1.  PROPOSAL 1 -- To elect five directors:

        Marcus Bender, Brian Barbata, Michael Chagami, Daniel Gabriel and Wilhelm Kuhlmann

                    / /  FOR all nominees                      / /  WITHHELD from all nominees
                    / /  FOR, except vote withheld from the following nominees:

    2. PROPOSAL 2 -- Ratification of Arthur Andersen LLP as independent accountants.

                    / /  FOR              / /  AGAINST              / /  ABSTAIN

    3. In their discretion on any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

                         / /  FOR              / /  WITHHELD

                           (Please sign on reverse.)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM
(2), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3) UNLESS THE BOX LABELED "WITHHELD" IS CHECKED. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT EXERCISED.

Receipt herewith of the Company's Annual Report and Notice of Annual Meeting and Proxy Statement, dated May 19, 2000, is hereby acknowledged.

                                              Dated: _____________________, 2000

                                              __________________________________

                                                (Signature of Stockholder(s))

                                              (Joint owners must EACH sign.
                                              Please sign EXACTLY as your
                                              name(s) appear(s) on this card.
                                              When signing as attorney, trustee,
                                              executor, administrator, guardian
                                              or corporate officer, please give
                                              your FULL title.)